Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of IMV Inc. (the Company) of our report dated March 30, 2020 relating to the financial statements of the Company, which appears in Exhibit 99.2 of the Company’s Annual Report on Form 40-F.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Halifax, Nova Scotia, Canada
May 27, 2020